MINATURA GOLD

SECURITIES PURCHASE AGREEMENT

November 24, 2009

TABLE OF CONTENTS
Page

1.	Agreement to Sell and Purchase	1

2.	Closing, Delivery and Payment.	2
2.1	Closing	2
2.2	Delivery of Company Shares	2
2.3	Delivery of Minatura Nevada Shares	2

3.	Representations and Warranties of the Company	2
3.1	Organization, Good Standing and Qualification	2
3.2	Subsidiaries	2
3.3	Capitalization; Voting Rights	3
3.4	Authorization; Binding Obligations	4
3.5	Liabilities	4
3.6	Agreements; Action	4
3.7	Obligations to Related Parties	5
3.8	Changes	6
3.9	Title to Properties and Assets; Liens, Etc.	7
3.10	Intellectual Property	7
3.11	Compliance with Other Instruments	8
3.12	Litigation	8
3.13	Tax Returns and Payments	8
3.14	Employees	9
3.15	Registration Rights and Voting Rights	9
3.16	Compliance with Laws; Permits	10
3.17	Environmental and Safety Laws	10
3.18	Valid Offering	10
3.19	Full Disclosure	11
3.20	Insurance	11
3.21	SEC Reports	11
3.22	Listing	11
3.23	No Integrated Offering	12
3.24	Stop Transfer	12
3.25	Dilution	12
3.26	Patriot Act Violations	12

4.	Representations and Warranties of the Purchaser	13
4.1	Organization and Good Standing and Qualifications	13
4.2	Title to or Ownership of Minatura Nevada Corp.	13
4.3	Requisite Power and Authority	14
4.4	Investment Representations	14
4.5	Purchaser Bears Economic Risk	14
4.6	Acquisition for Own Account	15
4.7	Purchaser Can Protect Its Interest	15
4.8	Accredited Investor	15
4.9	Legends	15

5.	Covenants of the Company	15
5.1	Stop-Orders	15
5.2	OTC:BB	15
5.3	Transfer of Shares	16
5.4	Market Regulations	16
5.5	Reporting Requirements	16
5.6	Use of Funds	16
5.7	Access to Facilities	16
5.8	Taxes	17
5.9	Insurance	17
5.10	Intellectual Property	17
5.11	Properties	17
5.12	Confidentiality	17
5.13	Reissuance of Securities	18

6.	Covenants of the Purchaser	18
6.1	Confidentiality	18
6.2	Non-Public Information	18
6.3	Access to Facilities	18
6.4	Taxes	19
6.5	Insurance	19
6.6	Intellectual Property	19
6.7	Properties	19
6.8	Transfer of Minatura Nevada shares	19

7.	Covenants of the Company and Purchaser Regarding Indemnification	20
7.1	Company Indemnification	20
7.2	Purchaser's Indemnification	20

8.	Miscellaneous	20
8.1	Governing Law	20
8.2	Survival	21
8.3	Successors	21
8.4	Entire Agreement	21
8.5	Severability	21
8.6	Amendment and Waiver	21
8.7	Delays or Omissions	22
8.8	Notices	22
8.9	Attorneys' Fees	23
8.10	Titles and Subtitles	23
8.11	Facsimile Signatures; Counterparts	23
8.12	Broker's Fees	23
8.13	Construction	23

LIST OF SCHEDULES
Schedule
Subsidiaries of the Company	3.2
Options, Warrants & Rights Outstanding	3.3
Agreements & Actions	3.6
Related Parties	3.7
Properties & Assets	3.9
Litigation	3.12
Taxes	3.13
Employees	3.14
Registration & Voting Rights	3.15
Environmental Safety & Laws	3.17
Insurance	3.20
SEC Reports	3.21
Minatura Nevada Leases	4.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 24, 2009, by and between Minatura Gold, a Nevada corporation (the "Company"), and Minatura International LLC, a Delaware limited liability company (the "Purchaser").

RECITALS

WHEREAS, the Company has authorized the sale to the Purchaser of Ten Million Six Hundred and Seventy Five Thousand, Four Hundred Sixty-six (10,675,466) Shares of restricted common stock, $0.001 par value (the "Shares"); and

WHEREAS, the Purchaser, concurrent with the purchase of the Shares, has agreed to sell to Company 100% of the issued and outstanding shares of Minatura Nevada, Corp., a Nevada corporation (“Minatura Nevada”).

WHEREAS, Purchaser desires to purchase the Shares of Company, and Purchaser is desirous of selling its shares in Minatura Nevada on the terms and conditions set forth herein.

WHEREAS, Purchaser, as a result of Purchaser’s acquisition of Gold Resource Partners LLC and Gold Ventures 2008, LLC, has agreed to assume the debt obligations of Gold Resource Partners LLC and Gold Ventures 2008, LLC to Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 2), the Company and Purchaser agree as follows:

1.1
Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company the Shares of the Company's Common Stock in accordance with the terms this Agreement. The Shares purchased on the Closing Date shall be known as the "Offering." The payment for the Shares shall be in the form of a cashiers check or wire transfer to MGOL, in the sum of Three Million Eight Hundred Thousand Dollars ($3,800,000).

1.2	Purchaser agrees to transfer 100% of the issued and outstanding shares of Minatura Nevada.

2.	Closing, Delivery and Payment.

2.1
Closing.  Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on December 18, 2009, or such time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

2.2
Delivery of Company Shares.  Pursuant to this Agreement, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, two stock certificates (one certificate for 10,575,466 and the other for 100,000) in the name of Purchaser representing 10,675,466 shares of the common stock of Company. 100,000 shares are to be held and released pursuant to Paragraph 5.3 below. The Purchaser will deliver to the Company, among other things the amount of Three Million Eight Hundred Thousand Dollars ($3,800,000) by certified funds or wire transfer.

2.3
Delivery of Minatura Nevada Shares. Pursuant to this Agreement, at the Closing, on the Closing Date, the Purchaser will deliver to the Company, 100% of the issued and outstanding shares of Minatura Nevada, or such extended closing date as is required for Minatura Nevada to provide the necessary financial statements according to US GAAP and the reporting requirements that such transfer will cause the Company under the Securities Exchange Act of 1934.

3.
Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows (which representations and warranties are supplemented by, and subject to, the Company's filings under the Securities Exchange Act of 1934 made prior to the date of this Agreement (collectively, the "Exchange Act Filings")), copies of which have been provided to the Purchaser:

3.1
Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the corporate power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, and (ii) the Shares, and (iii) to carry out the provisions of this Agreement and to carry on its business as presently conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions, except for those jurisdictions in which the failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company (a “Material Adverse Effect”).

3.2
Subsidiaries.  Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 3.2.  For the purpose of this Agreement, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

3.3	Capitalization; Voting Rights.

(i)
The authorized capital stock of the Company, as of the date hereof, consists of; (i) 1,000,000,000 shares of $0.001 par value, common stock, of which 14,804,000 were issued and outstanding as of September 30, 2009, and 10,000,000 are shares of preferred stock, par value $0.001 per share, of which zero (0) shares of preferred stock are issued and outstanding. As a result of the Shares issued pursuant to Paragraph 2.2 (10,675,466) and the shares being cancelled pursuant to Paragraph 5.14 (8,500,000), post closing there will be 16,979,466 common shares, and no preferred shares issued and outstanding.

(ii)
Except as disclosed on Schedule 3.3, other than:  (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be issued pursuant to this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 3.3, neither the offer, issuance or sale of the Shares will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(iii)
All issued and outstanding shares of the Company's Common Stock:  (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(iv)
The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Articles of Incorporation (the "Charter").  When issued in compliance with the provisions of this Agreement and the Company's Charter, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

3.4
Authorization; Binding Obligations.  All corporate action on the part of the Company, its officers and directors necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and, the authorization, sale, issuance and delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Company enforceable in accordance with their terms, except:

(i)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

(ii)	general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.5	Liabilities. The Company does not have any contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

3.6	Agreements; Action. Except as set forth on Schedule 3.6 or as disclosed in any Exchange Act Filings:

(i)
Other than the Company’s contemplated acquisition of assets of Proyecto Coco Hondo, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from the ordinary course of business).

(ii)
Since December 31, 2008, other than the forward split dividend to the Company’s stockholders of record, the Company has not:  (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $100,000, other than ordinary advances for travel expenses, or as disclosed on Schedule 3.6 (GRP & GV loans); or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(iii)
For the purposes of subsections (i) and (ii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.7	Obligations to Related Parties. Except as set forth on Schedule 3.7, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than:

(i)	for payment of salary for services rendered and for bonus payments;

(ii)	reimbursement for reasonable expenses incurred on behalf of the Company;

(iii)
for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

(iv)	obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings.

Except as described above or set forth on Schedule 3.7, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person.  Except as set forth on Schedule 3.7, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.8	Changes. Since December 31, 2008, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement, there has not been:

(i)
any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company, which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect;

(ii)	any resignation or termination of any officer, key employee or group of employees of the Company;

(iii)	any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iv)	any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(v)	any waiver by the Company of a valuable right or of a material debt owed to it;

(vi)	any direct or indirect material loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

(vii)	any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(viii)	any declaration or payment of any dividend or other distribution of the assets of the Company;

(ix)	any labor organization activity related to the Company;

(x)	any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(xi)	any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(xii)
any change in any material agreement to which the Company is a party or by which it is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(xiii)	any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

(xiv)	any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

3.9
Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 3.9, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(i)	those resulting from taxes which have not yet become delinquent;

(ii)	minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and

(iii)	those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.  Except as set forth on Schedule 3.9, the Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.10	Intellectual Property.

(i)
The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others.

(ii)
The Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

(iii)
The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company.

3.11
Compliance with Other Instruments.  The Company is not in violation or default of (x) any term of its Charter or Bylaws, or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  The execution, delivery and performance of and compliance with this Agreement to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.12
Litigation.  Except as set forth on Schedule 3.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that prevents the Company from entering into this Agreement, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or could result in any change in the current equity ownership of the Company, nor is the Company aware that there is any basis to assert any of the foregoing.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.13
Tax Returns and Payments.  The Company has timely filed all tax returns (federal, state and local) required to be filed by it, except as set forth on Schedule 3.13.  All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent.  Except as set forth on Schedule 3.13, the Company has not been advised:

(i)	that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(ii)	of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.14
Employees.  Except as set forth on Schedule 3.14, the Company has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company.  Except as disclosed in the Exchange Act Filings or on Schedule 3.14, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.  To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company.  The Company has not received any notice alleging that any such violation has occurred.  Except for employees who have a current effective employment agreement with the Company, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.  Except as set forth on Schedule 3.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

3.15
Registration Rights and Voting Rights.  Except as set forth on Schedule 3.15 and except as disclosed in Exchange Act Filings, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.  Except as set forth on Schedule 3.15 and except as disclosed in Exchange Act Filings, to the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.16
Compliance with Laws; Permits.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.  The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17
Environmental and Safety Laws.  The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 3.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

(i)
materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(ii)	any petroleum products or nuclear materials.

3.18
Valid Offering.  Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.19
Full Disclosure.  The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Shares, including all information the Company believes is reasonably necessary to make such investment decision.  Neither this Agreement nor the exhibits and schedules hereto and thereto nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.  Any financial projections and other estimates provided to the Purchaser by the Company were based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections or estimates, believed to be reasonable.

3.20
Insurance.  Except as set forth on Schedule 3.20, the Company has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company in the same or similar business.

3.21
SEC Reports.  Except as set forth on Schedule 3.21, the Company has filed proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the “Exchange Act”).  The Company has furnished the Purchaser with copies of:  (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009, and September 30, 2009 and the Form 8-K filings which it has made during the fiscal year 2009 to date (collectively, the "SEC Reports"). Except as set forth on Schedule 3.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.22
Listing.  The Company's Common Stock is quoted on the Over the Counter Bulletin Board under the symbol MGOL and satisfies all requirements for the continuation of such quotation.  The Company has not received any notice that its Common Stock will be removed from quotation or that the Company has been late in its filings subjecting the Company to an ineligibility status pursuant to FINRA Rule 6530.

3.23
No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers  or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

3.24
Stop Transfer.  The Securities are restricted securities as of the date of this Agreement.  The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

3.25
Dilution.  The Company specifically acknowledges that its obligation to issue the shares of Common Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company.

3.26
Patriot Act. The Company certifies that, to the best of Company’s knowledge, the Company has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, the Company hereby represents, warrants and agrees that:  (i) none of the cash or property that the Company will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company to the Purchaser, to the extent that they are within the Company’s control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  The Company shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Company.  The Company agrees to provide the Purchaser any additional information regarding the Company that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities.

The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser’s investment in the Company.  The Company further understands that the Purchaser may release confidential information about the Company and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

4.
Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement)

4.1
Organization, Good Standing and Qualification.  Each of the Purchaser and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Each of the Purchaser and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, and (ii) the transfer of 100% equity interest of Minatura Nevada Corp. to be issued in connection with this Agreement. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries, taken individually and as a whole (a “Material Adverse Effect”).

4.2
Title to or Ownership of Minatura Nevada Corp.  As of the closing date, purchaser will have good and marketable title to 100% ownership of the issued and outstanding shares of Minatura Nevada Corp. its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(i)	those resulting from taxes which have not yet become delinquent;

(ii)
minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property; and

(iii)	those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

(iv)
All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.  Except as set forth on Schedule 4.2, the Minatura Nevada Corp. is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.3
Requisite Power and Authority.  The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All corporate action on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except:

(i)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

(ii)	as limited by general principles of equity that restrict the availability of equitable and legal remedies.

4.4
Investment Representations.  Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by it under this Agreement. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management and financial affairs and the terms and conditions of the Offering, to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

4.5
Purchaser Bears Economic Risk.  The Purchaser and/or its shareholders has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

4.6
Acquisition for Own Account.  The Purchaser is acquiring the Shares for the Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution, except to the extent of a distribution to its shareholders.

4.7
Purchaser Can Protect Its Interest.  The Purchaser represents that by reason of its, or of its management's, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in Shares and to protect its own interests in connection with the transactions contemplated in this Agreement.  Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

4.8	Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

4.9	Legends. The shares shall bear substantially the following legend:

"THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MINATURA GOLD, THAT SUCH REGISTRATION IS NOT REQUIRED."

5.	Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

5.1
Stop Orders.  The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

5.2
OTC:BB Quotation.  The Company will maintain the quotation of its Common Stock on the OTC:BB, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority ("FINRA") and such exchanges, as applicable.

5.3	Transfer of Shares.
Concurrent with closing, the Company will transfer the Shares to Purchaser. In the event Purchaser is not able to provide an audited financial statement in accordance with US GAAP in regards to the financial statements of Minatura Nevada at the time of closing, then in that event the closing shall occur in regards to the purchase of the Shares; however, Company shall retain possession of 100,000 shares until such time as the Minatura Nevada shares have been delivered to the Company with an audited financial statement of Minatura Nevada.

5.4
Market Regulations.  The Company shall notify the SEC, FINRA and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser and promptly provide copies thereof to the Purchaser.

5.5
Reporting Requirements.  The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

5.6	Use of Funds. The Company agrees that the proceeds of the sale of the Shares shall be utilized for general working capital purposes of the Company and its Subsidiaries.

5.7
Access to Facilities. The Company will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to:

(i)	visit and inspect any of the properties of the Company;

(ii)	examine the corporate and financial records of the Company (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(iii)	discuss the affairs, finances and accounts of the Company with the directors, officers and independent accountants of the Company.

Notwithstanding the foregoing, the Company will not provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

5.8
Taxes.  The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

5.9
Insurance.  The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and to the extent available on commercially reasonable terms.

5.10
Intellectual Property.  The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

5.11
Properties.  The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

5.12
Confidentiality.  The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.  The Company may disclose Purchaser's identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

5.13	Reissuance of Securities. The Company agrees to reissue certificates representing the Shares without the legends set forth in Section 5.8 above at such time as:

(i)	the holder thereof is permitted to dispose of such Shares pursuant to Rule 144 under the Securities Act; or

(ii)	upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144 and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

5.14	The Company agrees to obtain cancellation of the 8,500,000 shares, currently issued and outstanding and held in escrow, on the Closing Date.

6.	Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

6.1
Confidentiality.  The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

6.2
Non-Public Information.  The Purchaser agrees not to effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

6.3
Access to Facilities. The Purchaser will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Purchaser, to:

(i)	visit and inspect any of the properties of Minatura Nevada;

(ii)
examine the corporate and financial records of Minatura Nevada (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(iii)	discuss the affairs, finances and accounts of Minatura Nevada with the directors, officers and independent accountants of the Company.

6.4
Taxes.  The Purchaser will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of Minatura Nevada; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Purchaser will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.5
Insurance.  The Purchaser will keep Minatura Nevada assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as Minatura Nevada; and the Purchaser will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Purchaser reasonably believes is customary for companies in similar business similarly situated as Minatura Nevada and to the extent available on commercially reasonable terms.

6.6
Intellectual Property.  The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.7
Properties.  The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

6.8
Transfer of Shares. Concurrent with the Closing, Purchaser shall transfer 100% of the Minatura Nevada shares to the Company; however, in the event Purchaser is unable, at the time of the Closing to provide audited financial statements prepared according to US GAAP, to the Company, the Closing pertaining only to the Minatura Nevada shares shall be delayed until such time as the audited financial statements are presented. In accordance with Paragraph 5.3 above, 100,000 of the Shares shall be held back pending the transfer of the Minatura Nevada shares.

7.	Covenants of the Company and Purchaser Regarding Indemnification.

7.1
Company Indemnification.  The Company agrees to indemnify, hold harmless, reimburse and defend Purchaser, each of Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon: (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement, any Related Agreement or in any exhibits or schedules attached hereto or thereto;  or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

7.2
Purchaser's Indemnification.  Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal stockholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon:  (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

8.	Miscellaneous.

8.1
Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF CALIFORNIA OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA.  BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY.  IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW.  ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

8.2
Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

8.3
Successors.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. Purchaser may not assign its rights hereunder to a competitor of the Company.

8.4
Entire Agreement.  This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.5
Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.6	Amendment and Waiver.

(i)	This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(ii)	The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(iii)	The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

8.7
Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement, or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.8	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(i)	upon personal delivery to the party to be notified;

(ii)	when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(iii)	three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(iv)	one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	Minatura Gold 2945 Townsgate Road, Suite 200 Westlake Village, California 91362 Attention: Chief Executive Officer Facsimile: (805) 267-7183

with a copy to:	Stoecklein Law Group
402 W. Broadway, Suite 690
San Diego, CA 92101
Attention: Donald J. Stoecklein Facsimile: 619-704-1325

If to the Purchaser, to:	Minatura International, LLC c/o Minatura Gold 2945 Townsgate Road, Suite 200 Westlake Village, California 91362

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

8.9
Attorneys' Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.10	Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.11
Facsimile Signatures; Counterparts.  This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.12
Broker's Fees.  Except as set forth on Schedule 8.12 hereof, Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.12 being untrue.

8.13
Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

MINATURA GOLD		MINATURA INTERNATIONAL, LLC

By:	/S/ Paul Dias	By:	/S/ Tod Turley
Name:	Paul Dias	Name:	Tod Turley
Title:	CEO	Title:	COO

Schedule 3.2
Subsidiaries of the Company

The company owns 100% of Minatura Colombia SAS.

Schedule 3.3
Options, Warrants & Rights Outstanding

No exceptions.

Schedule 3.6
Agreements & Actions

(ii) (ii) Loan from Elite Capital in the amount of $140,900 with accrued interest as of November 20, 2009 of $2,384 at an annual rate of 5% is due June 28, 2010.

(ii) (iii) Grid Loans receivable are outstanding with Gold Resources Partners LLC, $1,304,000 and Gold Ventures 2008 LLC, $1,177,200.  Interest accrued as of November 20, 2009 is $8,973 and $6,372 respectively at an annual rate of 5%.  The Gold Resources Partners LLC loan is due in two parts with $1,000,000 plus interest due on June 28, 2010 and the remainder due on September 22, 2010.  The Gold Ventures 2008 LLC loan is due on August 5, 2010.  The debts are expected to be assumed by the Purchaser.

Schedule 3.7
Related Parties

The officers of the Company, Paul Dias, Bill McVey and Juan David Perez are also investors and officers of the Purchaser and its 100% owned subsidiary, Coco Hondo.

Schedule 3.9
Properties & Assets

No exceptions.

Schedule 3.12
Litigation

No exceptions.

Schedule 3.13
Taxes

No exceptions.

Schedule 3.14
Employees

No exceptions.

Schedule 3.15
Registration & Voting Rights

No exceptions.

Schedule 3.17
Environmental Safety & Laws

No exceptions.

Schedule 3.20
Insurance

The company has no insurance in force.

Schedule 3.21
SEC Reports

No exceptions.

Schedule 4.2
Minatura Nevada Leases

No exceptions.